EXHIBIT 24
POWER OF ATTORNEY
     WHEREAS, the Board of Directors of USG Corporation (the “Corporation”) has approved the filing of a Registration Statement on Form S-8 relating to shares of the Corporation’s common stock issuable in connection with awards under the Corporation’s Long-Term Incentive Plan (the “Registration Statement”);
     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints William C. Foote, Richard H. Fleming, D. Rick Lowes, and Ellis A. Regenbogen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement, and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed as of the 19th day of July, 2006, by the following persons:

/s/ Robert L. Barnett Robert L. Barnett, Director	/s/ Valerie B. Jarrett Valerie B. Jarrett, Director

/s/ Keith A. Brown Keith A. Brown, Director	/s/ Steven F. Leer Steven F. Leer, Director

/s/ James C. Cotting James C. Cotting, Director	/s/ Marvin E. Lesser Marvin E. Lesser, Director

/s/ Lawrence M. Crutcher Lawrence M. Crutcher, Director	/s/ John B. Schwemm John B. Schwemm, Director

/s/ W. Douglas Ford W. Douglas Ford, Director	/s/ Judith A. Sprieser Judith A. Sprieser, Director

/s/ David W. Fox David W. Fox, Director	/s/ William C. Foote William C. Foote, Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard H. Fleming Richard H. Fleming, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ D. Rick Lowes D. Rick Lowes, Vice President and Controller (Principal Accounting Officer)